COMMON STOCK PURCHASE AGREEMENT

                   THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), made this 10th day of April, 1998, between Mississippi View Holding Company, a Minnesota corporation (the "Seller") and Messrs. Gerald Peterson and Neil Adamek, solely in their capacity as trustees (the "Trustees") of the Mississippi View Holding Company Stock Employee Compensation Trust (the "Trust") (the Trust is hereinafter sometimes referred to as the "Purchaser") under a trust agreement between the Seller and the Trustees dated April 10, 1998 (the "Trust Agreement").

                              W I T N E S S E T H :

                   WHEREAS, as contemplated by the Trust Agreement, the Purchaser is to purchase from the Seller, and the Seller is to sell to the Purchaser, shares of the Seller's common stock, $0.10 par value (the "Common Stock"), all as more specifically provided herein;

                   WHEREAS, Seller intends to initiate a tender offer, in accordance with Rule 13e- 3 and Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which Seller will offer to purchase up to 222,000 shares of Common Stock (the "Tender Offer"), which is intended to offset the dilution in earnings per share which would otherwise result from the sale of Common Stock to the Trustees hereunder. Seller has provided to the Trustees copies of the proposed forms of the Offer to Purchase and related documents to be distributed in connection with the Tender Offer (the "Offer Materials"). Seller will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $21.50 nor less than $19.50 per Share) that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Offer is subject to various conditions, as set forth in "The Offer -- Certain Conditions of the Offer" in the Offer to Purchase.

                   WHEREAS, the parties intend to base the purchase price to be paid by the Trustee hereunder on the purchase price in the Tender Offer. The parties intend that the transaction hereunder shall be closed immediately after the expiration of the Tender Offer, and have requested and expect to obtain an exemption (the "Exemptive Order") from the restrictions of Rule 13e-4(f)(6) under the Exchange Act to permit such schedule to be followed.

                   NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

                   1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, at the


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Closing (as hereinafter defined), that number of shares of Common Stock which is equal to the lesser of (i) the quotient of $1,214,750 divided by the Purchase Price (as defined in the recitals to this Agreement) or (ii) 9.9% of the outstanding shares of Common Stock at the time of the Closing, with any fractional shares of Common Stock being rounded to the nearest whole number of shares. The shares of Common Stock to be purchased by the Purchaser and sold by the Seller at the Closing are referred to in this Agreement as the "Common Shares." In consideration for the Common Shares, the Purchaser will deliver to the Seller the note in the form of Schedule 1.1 to this Agreement in the principal amount of $1,214,750 (the "Note").

                   1.2 Closing. The closing of the sale and purchase of the Common shares hereunder (the "Closing"), will be held at the offices of the Seller's counsel (a) as soon as practicable following the closing of the Seller's Tender Offer, or (b) at such earlier time, date and place as may be designated by the Seller, or (c) at such later time, date and place as may be mutually agreed upon by the Seller and the Purchaser.

                   1.3 Delivery and Payment. At the Closing, the Seller will deliver to the Purchaser a certificate representing the Common Shares, which certificate shall be registered in the name of the Trustees, or the name of its nominee, against payment by the Purchaser to the Seller of the aggregate purchase price therefor. The Seller will pay all stamp and other transfer taxes, if any, which may be payable in respect of the sale and delivery of the Common Shares.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                   The Seller represents and warrants to the Purchaser as follows:

                   2.1 Corporate Existence and Authority. The Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; (ii) has all requisite corporate power to execute, deliver and perform this Agreement; and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                   2.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) the Seller's certificate of incorporation or by-laws, (ii) any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound or (iii) upon receipt of the Exemptive Order, any law, regulation, order, arbitration, award, judgment or decree applicable to the Seller.

                   2.3 Validity. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the

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enforcement of creditors' rights generally, and by general principles of equity.

                   2.4 The Common Shares. The Common Shares have been duly authorized and are (or when issued as contemplated hereby will be) validly issued and constitute fully-paid and non-assessable shares of Common Stock, $0.10 par value per share, of the Seller. No stockholder of the Seller has any preemptive or other subscription right to acquire any shares of Common Stock. The Seller will convey to the Purchaser, on the date of Closing, good and valid title to the Common Shares free and clear of any liens, claims, security interests and encumbrances.

                   2.5 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to the Seller's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Seller which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by the Seller (including, without limitation, the delivery of the Common Shares).

                   2.6 Business and Financial Information. Seller has heretofore delivered to the Purchaser copies of the audited consolidated statements of financial condition, and statements of earnings and statements of shareholders' equity of Seller and its subsidiaries as of and for the fiscal years ended September 30, 1997 and 1996 and the unaudited consolidated statements of financial condition, and statement of earnings of Seller and its subsidiaries as of and for the three months ended December 31, 1997 and 1996 (including the related notes and schedules, the "Seller Financial Statements"). The Seller Financial Statements fairly present the consolidated results of operations and changes in financial position for the periods set forth therein and the consolidated financial position as at the dates thereof of Seller and its subsidiaries, in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto and subject, in the case of unaudited financial statements, to the omission of certain notes not ordinarily accompanying such unaudited financial statements and to normal year-end audit adjustments which in each case will not be material to Seller and its subsidiaries taken as a whole. Since March 23, 1995, Seller has filed with the Securities and Exchange Commission all forms, reports and documents required to be filed by it pursuant to the Exchange Act (the "Disclosure Documents"), all of which have complied as to form in all material respects with all applicable requirements of such Acts. None of the Disclosure Documents, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller's Rule 13e-3 Transaction Statement and Issuer Tender Offer Statement on Schedule 13E-4 relating to the Offer, and the Offer to Purchase and the other documents sent to holders of shares of Common Stock in connection with the Offer, do not contain and will not contain, at the time filed, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or shall be made, not misleading.

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                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                   The Purchaser hereby represents and warrants to the Seller as follows:

                   3.1 Authority; Validity. The Purchaser has full power and authority to execute and deliver this Agreement and the Note as Trustee and to consummate the transactions contemplated hereby. The Note has been duly executed by the Trustee on behalf of the Trust and, upon the execution and delivery by the Trustee on behalf of the Trust, the Note will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

                                   ARTICLE IV

                RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES

                   4.1 Restricted Securities. The Purchaser acknowledges that the Purchaser is acquiring the Common Shares pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser represents, warrants and agrees that all Common Shares acquired by the Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the Securities Act or any applicable state securities law, and that the Purchaser will not dispose of any of the Common Shares except that the Trustees will, from time to time, convey a portion of the Common Shares to the participants in the Plans to satisfy the obligations of the Company thereunder and convey a portion of the Common Shares to the trustee of the Plans, and except upon termination of the Trust to the extent that the Trust then holds any Common Shares, all in compliance with all provisions of applicable federal and state law regulating the issuance, sale and distribution of securities.

                   4.2 Legend. Until such time as the Common Shares are registered pursuant to the provisions of the Securities Act, any certificate or certificates representing the Common Shares delivered pursuant to Section 1.3, will bear a legend in substantially the following form:

                   "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

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The Seller may place stop transfer orders against the registration or transfer of any share evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.

                                    ARTICLE V

                               COVENANTS OF SELLER

                   The Seller agrees that:

                   5.1 Financial Statements, Reports and Documents. Subsequent to the Closing, and for as long as the Common Shares are held by the Trust (unless the Trustees shall otherwise consent in writing), the Seller shall deliver to the Trustees each of the following:

                            (a) Annual Statements. As soon as available and in
                   any event within one hundred twenty (120) days after the close of each fiscal year of the Seller, copies of the consolidated statement of financial position of the Seller and its subsidiaries as of the close of such fiscal year and consolidated statements of income, cash flow and shareholders' equity of the Seller and its subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of Bertram Cooper & Co., LLP, or of other independent public accountants of recognized national standing, to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                            (b) SEC and Other Reports. Promptly upon their
                   becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Seller to stockholders generally and of each regular or periodic report, registration statement or prospectus (other than any registration statement on Form S-8 and its related prospectus) filed by the Seller with the Securities and Exchange Commission or any successor agency; and

                            (c) Other Information. Such other information
                   concerning the business, properties or financial condition of the Seller as the Trustee shall reasonably request.

The Seller will comply with all federal, state, local and foreign laws, regulations or orders, and all the rules of any foreign laws, regulations or orders, and all the rules of any stock exchange or similar entity which are applicable to it or to the conduct of this business, and, without

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limiting the generality of the foregoing, shall make such filings, distributions and disclosures as are required by the Securities Act, the Exchange Act, or any of the regulations, rules or orders promulgated thereunder, insofar as the failure to comply would materially and adversely affect the Company and its subsidiaries taken as a whole. To the extent required under the Exchange Act, the Seller will maintain complete and accurate books, records and accounts in accordance with the requirements of Section 13(b)(2) under the Exchange Act.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                   6.1 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of Closing:

                            (a) The representations and warranties of the Seller
                   set forth in Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Purchaser shall have been furnished with a certificate, dated the date of Closing, to such effect, signed by an authorized officer of the Seller;

                            (b) All permits, approvals, authorizations and
                   consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement; and

                            (c) The Exemptive Order shall be in full force and
                   effect and shall be sufficient to permit the sale of the Common Shares to the Trustees on the date of Closing as contemplated hereby.

                   6.2 Conditions to Obligations of the Seller. The obligation of the Seller to issue, sell and deliver the Common Shares to the Purchaser is subject to the satisfaction of the following conditions on the date of Closing:

                            (a) The representations and warranties of the
                   Purchaser set forth in Article III hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Seller shall have been furnished with a certificate dated the date of Closing, to such effect, signed by the Trustees;

                            (b) No order of any court or administrative agency
                   shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and

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                   no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement; and

                            (c) The Exemptive Order shall be in full force and
                   effect and shall be sufficient to permit the sale of the Common Shares to the Trustees on the date of Closing as contemplated hereby.


                                   ARTICLE VII

                                  MISCELLANEOUS

                   7.1 Expenses. The Seller shall pay all of its expenses, and it shall pay the Purchaser's expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation the reasonable fees and expenses of the Trustee, its agents, representatives, counsel, financial advisors and consultants.

                   7.2 Survival of Seller's Representations and Warranties. All representations and warranties made by the Seller to the Purchaser in this Agreement shall survive the Closing.

                   7.3 Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, as follows:

                            (a)    To the Seller:

                                   Mississippi View Holding Company
                                   35 East Broadway
                                   Little Falls, Minnesota 56345
                                   Attention: Thomas J. Leiferman

                            (b)    To the Purchaser:

                                   Mississippi View Holding Company
                                   35 East Broadway
                                   Little Falls, Minnesota 56345
                                   Attention:  Trustees of Mississippi View
                                               Holding Company
                                               Stock Employee Compensation Trust

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

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                   7.4 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.

                   7.5 Successors and Assigns; Integration; Assignability. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, together with the Note, the Trust Agreement, and any other written agreements between the Purchaser and the Seller executed and delivered on the date hereof, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall not confer upon any persons other than the parties hereto any rights or remedies hereunder; and (c) shall not be assignable by operation of law or otherwise, except that the Trustees may assign all their rights hereunder to any corporation or other institution exercising trust powers in connection with any such institution assuming the duties of a trustee under the Trust.

                   7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota.

                   7.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                   7.8 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Purchaser and the Seller.

                   7.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

                   7.10 Certain Limitations. The execution and delivery of this Agreement and the performance by the Trustees of this Agreement and under the terms of the Trust have been, or will be, effected by the Trustees in their capacity as Trustees. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any liability of the Trustees to the Seller or to any Trustee, representative or other claimant by right of the Seller resulting from the Trustees' performance of their duties under the constituent instruments of the Trust, and no personal liability shall be asserted or enforceable against said person by reason of any of the covenants, statements or representations contained in this Agreement.

                   7.11 Incorporation. The terms and conditions of the Trust Agreement relating to the nature of the responsibilities of the Trustees and the indemnification of the Trustees by the Seller are incorporated herein by reference and made applicable to this Agreement.

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                   IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement on the date and year first above written.



                                       By:   /s/ Gerald Peterson
                                             -----------------------------
                                             Name:
                                             Title:

                                       as Trustee of the Mississippi View
                                       Holding Company
                                       Stock Employee Compensation Trust


                                       Attest:  /s/ Neil Adamek
                                                ------------------------
                                                Title:



                                       By:      /s/ Neil Adamek
                                                ------------------------
                                                Name:
                                                Title:


                                       as Trustee of the Mississippi View
                                       Holding Company
                                       Stock Employee Compensation Trust



                                       Attest:  Mary Ann Karnowski
                                                ------------------------
                                                Title:



MISSISSIPPI VIEW HOLDING COMPANY


By:   /s/ Thomas J. Leiferman
      ---------------------------
      Name:
      Title:

Attest:   Mary Ann Karnowski
          -------------------------
          Title:

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